                                                                      EXHIBIT 12

GRAY COMMUNICATIONS SYSTEMS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS EXCEPT RATIO DATA)


                                                                                         THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                      MARCH 31,
                                   1991       1992       1993       1994       1995       1995       1996
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Consolidated pretax income from
 continuing operations           $   3,006  $   1,265  $   2,748  $   4,542  $   1,565  $     658  $     584
Interest expense                       787      1,486        985      1,923      5,438      1,376      2,157
Interest portion of rental
 expense                                20         18         16         63         89         20         25
Amortization of debt discount           14         45        150        142        163         41         61
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Earnings                       $   3,827  $   2,814  $   3,899  $   6,670  $   7,255  $   2,095  $   2,827
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Interest expense                 $     787  $   1,486  $     985  $   1,923  $   5,438  $   1,376  $   2,157
Interest portion of rental
 expense                                20         18         16         63         89         20         25
Amortization of debt discount           14         45        150        142        163         41         61
Capitalized interest                     0          0          0          0         94          0          0
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fixed Charges                  $     821  $   1,549  $   1,151  $   2,128  $   5,784  $   1,437  $   2,243
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed
 Charges                               4.7        1.8        3.4        3.1        1.3        1.5        1.3
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------


PRO FORMA COMBINED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (IN THOUSANDS EXCEPT RATIO DATA)


                                                                                                    THREE MONTHS
                                                                                   YEAR ENDED          ENDED
                                                                                DECEMBER 31, 1995  MARCH 31, 1996
                                                                                -----------------  --------------
Consolidated pretax income from continuing operations                              $    (5,803)      $   (1,228)
Interest expense                                                                        21,252            5,272
Interest portion of rental expense                                                         254               69
Amortization of debt discount                                                              739              185
                                                                                      --------     --------------
  Earnings                                                                         $    16,442       $    4,298
                                                                                      --------     --------------
                                                                                      --------     --------------
Interest expense                                                                   $    21,252       $    5,272
Interest portion of rental expense                                                         254               69
Amortization of debt discount                                                              739              185
Capitalized interest                                                                        94                0
                                                                                      --------     --------------
  Fixed Charges                                                                    $    22,339       $    5,526
                                                                                      --------     --------------
                                                                                      --------     --------------
Ratio of Earnings to Fixed Charges (1)                                                 --                --
                                                                                      --------     --------------
                                                                                      --------     --------------
(1) Fixed charges exceed earnings by                                               $     5,897       $    1,228
                                                                                      --------     --------------
                                                                                      --------     --------------